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                          CONSENT OF ERNST & YOUNG LLP









                                  EXHIBIT 23.2
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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Other Experts" in the Registration Statement on Form S-8 dated May 11, 2000 pertaining to the 2000 Employee Stock Purchase Plan of Wilmington Trust Corporation and to the incorporation by reference therein of our report dated January 24, 2000, with respect to the consolidated financial statements and schedules of Wilmington Trust Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.





                                           /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
May 26, 2000